UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                Form 8-K/A


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


     Date of Report (Date of Earliest Event Reported) January 14, 2000


                     Commission file Number 000-28207

                        INTERNATIONAL BRANDS, INC.
          (Exact Name of Registrant as Specified in its Charter)



  Nevada                                                33-0652291
(State of other jurisdiction of                  (I.R.S. Employer
incorporation or organization)             Identification Number)



7729 Othello Ave
San Diego, CA                                               92111
 (Address of principal executive offices)              (Zip Code)




                              (858) 292-3380
                            Fax (858) 292-1528
             (Registrant's Executive Office Telephone Number)


                             TELE SPECIAL.COM
                         1850 E. Flamingo Rd. #111
                          Las Vegas, Nevada 89119
                      (Former name and former address)



ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     (a) Pursuant to an Acquisition Agreement and Plan of Merger (the "Merger Agreement") dated as of January 12, 2000 between International Brands, Inc ("IBI"), a Nevada corporation, and Tele Special.Com ("TSC"), a Nevada corporation, all the outstanding shares of common stock of TSC were exchanged for 25,000 shares of common stock of IBI in a transaction in which IBI was the surviving corporation.

     The Merger Agreement was adopted by the unanimous consent of the Board of Directors of TSC on January 12, 2000. The Merger Agreement was adopted by the unanimous consent of the Board of Directors of IBI on January 12,2000. The Articles of Merger were filed on January 12, 2000. The officers of IBI will continue as officers of IBI.

     A copy of the Merger Agreement is filed as an exhibit to this Form
8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

     (b)    The   following  table  contains  information   regarding
the shareholdings of IBI's current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock (giving effect to the exercise of the warrants held by each such person or entity):

                                     Amount of Common       Percent of
                                          Stock             Common Stock
                                       Beneficially        Benificially
                                         Owned (1)            Owned(2)

Name              Position

Dennis Hayes        CEO                   45,000                .oo6

Joseph Sterle       Director              729,608                1

Kellie Fitzgerald   Secretary             15,000                .02

Alumni Motorsports  None                6,578,000               9.7

Steven Zubkis       None               14,556,560              21.5


(1) Based upon 67,696,347 outstanding shares of common stock (subsequent to the merger).
(2) Assumes exercise of warrants, options or other rights to purchase securities held by the named shareholder exercisable within six months of the date hereof.
(3) Does not take into account the dilution as the result of the conversion of Preferred Shares to Common Shares.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

(a) The consideration exchanged pursuant to the Merger Agreement was negotiated between TSC and IBI.

BUSINESS

      International Brands, Inc. through its wholly owned subsidiary WorldBestBuy.com offers an Internet mega-shopping site where consumers can purchase a wide range of products from around the world at discount prices. WorldBestBuy.com also offers an extensive package of free services designed to turn first-time buyers into regular customers. Among these free services is a Garage sale area where can consumers can buy, sell and trade personal items and a World Bazaar area where craftsmen and collectors from around the globe can sell interesting and unusual items without paying any listing charges or commissions.

     Recently launched additions to the WorldBestBuy.com site are an automobile auction and free Web browsing and e-mail service with nationwide local access number support. Individuals taking advantage of the no-cost system will have www.worldbestbuy.com automatically loaded as their home page.

     International Brands is also supporting WorldBestBuy.com with an international marketing campaign including video infomercials on United, TWA and USAirways; banner advertising on over 3,500 major Web sites, a trans-European endorsement campaign by World Music Award-winning vocalist Philip Kirkorov, the third best-selling recording artist in the world during 1999, and motorsports sponsorships in the NASCAR Winston Cup and Busch Series, the Indianapolis 500, and advertising in the official magazine of the Formula One Championship for the 50th anniversary of Grand Prix, the company is actively pursuing an associate sponsorship of Formula One racing team.

     Other  marketing  support for WorldBestBuy.com  comes  from
strategic partnerships   with   over   10,000  Internet   Entrepreneurs   who
offer WorldBestBuy.com products on their Websites on a commission basis.



     In  addition to www.worldbestbuy.com, International Brands, Inc.
owns all or part of Jazznet.com, the Web's most complete and informative site devoted to America's greatest cultural gift to the world; Moviment Productions, an award-winning computer animation and video
production studio;   and  Majic  Entertainment,  which  provides  world-class
circus performers to Las Vegas Hotel/Casino Shows and other entertainment venues.

Litigation

     On May 9, 2000, the Company received a final judgement against it as a result of litigation initiated by the State of New Jersey against International Brands and several other defendants. As a result, the Company is enjoined from selling any of its stock within the State of New Jersey. In addition, International Brands shall send a notice to all New Jersey residents who purchased stock, allowing them a right of recision. International Brands, Z3 Capital Corporation and its chief executive are liable to the State of New Jersey for $7,770 in civil monetary penalties. This amount has been accrued on the Company's books and is reflected as a liability at December 31, 1999 and March 31, 2000 since the source for payment of the penalty shall come from the Company. The Company is currently appealing this judgement, however the success of this appeal is in doubt.

Description of Securities

      In September 1999 the Company's stockholders approved the increase of capital stock to 400,000,000 shares of common stock, $.001 par value shares and 100,000,000 preferred stock, $.001 par value. As a result of the Merger the Company has 353,764,173 shares of common stock issued and outstanding and 716,440 shares of preferred stock issued and outstanding.



MARKET FOR IBI's SECURITIES

     IBI is a reporting publicly traded company. IBI's common stock is traded on the NASD OTC Bulletin Board under the symbol INBR.

MANAGEMENT

Name                Age          Title

Dennis Hayes         50           C.E.O



Dennis C. Hayes invented the PC modem in 1977, establishing the critical technology that allowed today's online and Internet industries to emerge and grow.

He sold the first Hayes modem products to computer hobbyists in April of 1977 and founded D.C. Hayes Associates, Inc., the company known today as Hayes Corp., in January of 1978. Hayes quality and innovation resulted in performance enhancements and cost reductions that led the industry in the conversion from leased line modems to intelligent dial modems - the PC Modem.

When he started the company, Hayes already had more than ten years experience working with large and small computer systems, telecommunications, manufacturing and electronic product development. While attending the Georgia Institute of Technology, Hayes participated in a co-op program working for AT&T Long Lines. Later, he joined Financial Data Sciences where he worked on systems using the first four-bit microprocessor. After concluding his studies at Georgia Tech, Hayes worked for National Data Corporation where he developed microcomputer-based systems to interconnect networks. Hayes attended the School of Management and Strategic Studies at the Western Behavior Sciences Institute.

D.C. Hayes Associates was founded on a dining room table in Hayes' home, where he started with a modest $5000 investment and boot-strapped the company to become the leader in the industry. The first products were modem boards for the S-100 bus and then for the Apple II computers. Solving the interface problems to allow any computer using a standard serial port to control the modem functions with software, he invent ed the Hayes Standard AT command set introducing the first PC modem in June 1981.

The Hayes Smartmodem quickly became the standard by which modem compatibility was measured and the company grew rapidly. In more than twenty years as Chairman of Hayes, he led the company as a visionary who saw the opportunity for the development of PC communications and the virtual workplace.

After successfully guiding the company through a merger that resulted in a new, publicly-owned Hayes Corporation, Dennis C. Hayes retired as Chairman in late1998 to pursue other industry interests, among these his chairmanship of the US Internet Industry Association.

A native of Spartanburg, South Carolina, Hayes is also active in other community and industry associations. He served as a founder and Co Chair of the Public Policy Committee of CompTIA, the Computing Technology Industry Association, Founding Chairman of the Georgia High Tech Alliance, founding member of the Governor's Advisory council on Science and Technology Development and founding Board Member of the Georgia Center for Advanced Telecommunications Technology. Hayes is one of four initial inductees into Georgia's Technology Hall of Fame.




RISK FACTORS

Competition  from  larger  and  more  established  companies   may
hamper marketability.   IBI may face intense competition from similar,  more
well established competitors, including national, regional and local companies possessing substantially greater financial, marketing, personnel and other resources than IBI. IBI may not be able to market or sell its products if faced with direct product competition from these larger or more established companies.

Issuance  of future shares may dilute investors share value.  The
Articles of Incorporation as amended of IBI authorizes the issuance of 400,000,000 shares of common stock. The future issuance of all or part of the remaining authorized common stock may result in substantial dilution in the percentage of the Company's common stock held by the its then
existing shareholders.   Moreover, any common stock issued  in the future  may
be valued on an arbitrary basis by IBI. The issuance of the Company's shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on any trading market, should a trading market develop for the Company's common stock.

Current  trading market for the Company's securities.   IBI's common
stock is traded on the OTC Bulletin Board operated by Nasdaq under the symbol INBR.

Penny  Stock Regulation.  The Company's common stock may be deemed a
penny stock.   Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for
the securities.   Finally,  monthly statements must be sent  disclosing
recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of
the Company's  securities  will reach or maintain such a  level.   The
company currently has net tangible assets of $47,000,000 and believes that it will no longer be subject to Penny Stock disclosure subsequent to its next certified audit.

Computer Systems Redesigned for Year 2000. Many existing computer programs use only two digits to identify a year in such program's date field. These programs were designed and developed without consideration of the impact of the change in the century for which four digits will be required to accurately report the date. If not corrected, many computer applications could fail or create erroneous results by or following the year 2000 (the "Year 2000 problem"). Many of the computer programs containing such date language problems have been corrected by the companies or governments operating such programs. The Company's operations will be dependent upon the timely delivery of supplies which deliveries and initial defining of fuels may be delayed or canceled because of such Year 2000 problem computer failures. The Company does not know what steps, if any, have been taken by any of its potential suppliers in regard to the Year 2000 problems.It is impossible to predict if the basic utilities serving the Company or suppliers will continue uninterrupted.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

Not applicable.


ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5.     OTHER EVENTS

Not applicable.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

On March 20th, 2000, Steven Zubkis resigned as C.E.O. of International Brands. On April 5th, 2000, the Board appointed Dennis Hayes as C.E.O. See attached Exhibit 99.3 (Press Release dated March 14th, 2000) and
Exhibit 99.4 (Press Release dated April 12, 2000.)


ITEM 7.     FINANCIAL STATEMENTS

     The financials for Tele Special.Com, Inc. are attached as Exhibit
99.1. The financials for International Brands, Inc. are attached as
Exhibit 99.2

ITEM 8.     CHANGE IN FISCAL YEAR

Not applicable.

EXHIBITS

1.1  Agreement and Plan of Merger between Tele Special.Com and
International Brands, Inc.

1.2* Articles of Merger between Tele Special.Com and International
Brands, Inc,

99.1 Financials attached for Tele Special.Com, Inc.
99.2 Financials attached for International Brand, Inc.
99.3 Press release dated March 14th, 2000
99.4 Press Release date April 12th, 2000.
______
*Filed in Form 8-K on January 12, 2000




                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                                INTERNATIONAL BRANDS, INC.

                                                 By/s/ Dennis Hayes
                                                 President








































                                EXHIBIT 1.1

                 ACQUISITION AGREEMENT AND PLAN OF MERGER

                       DATED AS OF JANUARY 12, 2000

                                  BETWEEN

                        INTERNATIONAL BRANDS, INC.

                                    AND

                             TELE SPECIAL.COM

TABLE OF CONTENTS


ARTICLE 1. The Merger
  Section 1.1.                                        The Merger
  Section 1.2.                                    Effective Time
  Section 1.3.                             Closing of the Merger
  Section 1.4.                            Effects of the Merger
  Section 1.5.                  Board of Directors and Officers
  Section 1.6.                              Conversion of Shares
  Section 1.7.                          Exchange of Certificates
  Section 1.8.                                     Stock Options
  Section 1.9.        Taking of Necessary Action; Further Action

ARTICLE 2. Representations and Warranties of IBI
  Section 2.1.                     Organization and Qualification
  Section 2.2.                              Capitalization of IBI
  Section 2.3.Authority Relative to this Agreement; Recommendation.
  Section 2.4.                  SEC Reports; Financial Statements
  Section 2.5.                               Information Supplied
  Section 2.6.              Consents and Approvals; No Violations
  Section 2.7.                                         No Default
  Section 2.8.     No Undisclosed Liabilities; Absence of Changes
  Section 2.9.                                         Litigation
  Section 2.10.                    Compliance with Applicable Law
  Section 2.11.             Employee Benefit Plans; Labor Matters
  Section 2.12.                Environmental Laws and Regulations
  Section 2.13.                                       Tax Matters
  Section 2.14.                                 Title To Property
  Section 2.15.                             Intellectual Property
  Section 2.16.                                         Insurance
  Section 2.17.                                     Vote Required
  Section 2.18.                                     Tax Treatment
  Section 2.19.                                        Affiliates
  Section 2.20.                        Certain Business Practices
  Section 2.21.                                 Insider Interests
  Section 2.22.                      Opinion of Financial Adviser
  Section 2.23.                                           Brokers
  Section 2.24.                                        Disclosure
  Section 2.25.                            No Existing Discussion
  Section 2.26.                                Material Contracts



ARTICLE 3. Representations and Warranties of TSC.
  Section 3.1.                     Organization and Qualification
  Section 3.2.                              Capitalization of TSC
  Section 3.3.Authority Relative to this Agreement; Recommendation
  Section 3.4.                  SEC Reports; Financial Statements
  Section 3.5.                               Information Supplied
  Section 3.6.              Consents and Approvals; No Violations
  Section 3.7.                                         No Default
  Section 3.8      No Undisclosed Liabilities; Absence of Changes
  Section 3.9.                                         Litigation
  Section 3.10.                    Compliance with Applicable Law
  Section 3.11.             Employee Benefit Plans; Labor Matters
  Section 3.12.                Environmental Laws and Regulations
  Section 3.13.                                       Tax Matters
  Section 3.14.                                 Title to Property
  Section 3.15.                             Intellectual Property
  Section 3.16.                                         Insurance
  Section 3.17.                                     Vote Required
  Section 3.18.                                     Tax Treatment
  Section 3.19.                                        Affiliates
  Section 3.20.                        Certain Business Practices
  Section 3.21.                                 Insider Interests
  Section 3.22.                      Opinion of Financial Adviser
  Section 3.23.                                           Brokers
  Section 3.24.                                        Disclosure
  Section 3.25.                           No Existing Discussions
  Section 3.26.                                Material Contracts

ARTICLE 4. Covenants
  Section 4.1.                         Conduct of Business of IBI
  Section 4.2.                         Conduct of Business of TSC
  Section 4.3.         Preparation of 8-K and the Proxy Statement
  Section 4.4.                         Other Potential Acquirers
  Section 4.5.                          Meetings of Stockholders
  Section 4.6.                               NASD OTC:BB Listing
  Section 4.7.                             Access to Information
  Section 4.8.        Additional Agreements; Reasonable Efforts.
  Section 4.9 Employee Benefits; Stock Option and Employee Purchase
                                                           Plans
  Section 4.10.                             Public Announcements
  Section 4.11.                                  Indemnification
  Section 4.12.                  Notification of Certain Matters

ARTICLE 5. Conditions to Consummation of the Merger
            Conditions to Each Party's Obligations to Effect the
  Section 5.1.                                             Merger
  Section 5.2.               Conditions to the Obligations of IBI
  Section 5.3.               Conditions to the Obligations of TSC



ARTICLE 6. Termination; Amendment; Waiver
  Section 6.1.                                        Termination
  Section 6.2.                              Effect of Termination
  Section 6.3.                                  Fees and Expenses
  Section 6.4.                                          Amendment
  Section 6.5.                                  Extension; Waiver

ARTICLE 7. Miscellaneous
  Section 7.1.      Nonsurvival of Representations and Warranties
  Section 7.2.                       Entire Agreement; Assignment
  Section 7.3.                                           Validity
  Section 7.4.                                            Notices
  Section 7.5.                                      Governing Law
  Section 7.6.                               Descriptive Headings
  Section 7.7.                                Parties in Interest
  Section 7.8.                               Certain Definitions
  Section 7.9.                                Personal Liability
  Section 7.10.                             Specific Performance
  Section 7.11.                                     Counterparts



                       AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement"), dated as of January 12, 2000, is between INTERNATIONAL BRANDS, INC., a Nevada corporation ("IBI"), and Tele Special.Com, a Nevada corporation ("TSC").

     Whereas, the Boards of Directors of IBI and TSC each have, in light of and subject to the terms and conditions set forth herein, (i) determined that the Merger (as defined below) is fair to their respective stockholders and in the best interests of such stockholders and (ii) approved the Merger in accordance with this Agreement;

     Whereas, for Federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     Whereas,   IBI   and  TSC  desire  to  make  certain
representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     Now,   therefore,   in   consideration  of  the   premises   and
the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, IBI and TSC hereby agree as follows:

                                 ARTICLE I

                                The Merger

     Section 1.1. The Merger. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the state of Nevada (the "NGCL"), TSC shall be merged with and into IBI (as defined below) (the ''Merger`). Following the Merger, IBI shall continue as the surviving corporation (the "Surviving Corporation"), shall continue to be governed by the laws of the jurisdiction of its incorporation or organization and the separate corporate existence of TSC shall cease.
Prior to the Effective Time, the parties hereto shall mutually agree as to the name of the Surviving Corporation; however, initially the Surviving Corporation shall be named INTERNATIONAL BRANDS, INC. a Nevada corporation. The Merger is intended to qualify as a tax-free reorganization under Section 368 of the Code as relates to the non-cash exchange of stock referenced herein.

Section 1.2. Effective Time. Subject to the terms and conditions set forth in this Agreement, a Certificate of Merger (the "Merger Certificate") shall be duly executed and acknowledged by each of TSC and IBI, and thereafter the Merger Certificate reflecting the Merger shall be delivered to the Secretary of State of the State of Nevada for filing pursuant to the NGCL on the Closing Date (as defined in Section 1.3). The Merger shall become effective at such time as a properly executed and certified copy of the Merger Certificate is duly filed by the Secretary of State of the State of Nevada in accordance with the NGCL or such later time as the parties may agree upon and set forth in the Merger Certificate (the time at which the Merger becomes effective shall be referred to herein as the "Effective Time").

     Section  1.3.  Closing of the Merger. The closing of the  Merger
(the "Closing") will take place at a time and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in
Article 5 (the "Closing Date"), at the offices of Sperry Young & Stoecklein, 1850 E. Flamingo Rd., Suite 111, Las Vegas, Nevada, unless another time, date or place is agreed to in writing by the parties hereto.

     Section 1.4. Effects of the Merger. The Merger shall have the effects set forth in the NGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers of TSC shall vest in the Surviving Corporation, and all debts, liabilities and duties of TSC shall become the debts, liabilities and duties of the Surviving Corporation.


    Section 1.5. Board of Directors and Officers of IBI. At or prior to the Effective Time, each of TSC and IBI agrees to take such action as is necessary (i) to cause the number of directors comprising the full
Board of Directors of IBI to remain the same. In addition, IBI majority stockholders of IBI prior to the Effective Time shall take all action necessary to cause, to the greatest extent practicable, the IBI's Board of Directors shall remain the same until the 2000 Annual Meeting.

     Section 1.6. Conversion of Shares.

     (a) At the Effective Time, each share of common stock, par value
$.001 per share of TSC (individually a "TSC Share" and collectively, the "TSC Shares") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of TSC, IBI, or the holder thereof, be converted into and shall become fully paid and nonassessable IBI common shares determined by issuing one share of IBI common share for every 200 shares of TSC.

     (b) At the Effective Time, each TSC Share held in the treasury of TSC, by TSC immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of TSC or IBI be cancelled, retired and cease to exist and no payment shall be made with respect thereto.

     Section 1.7. Exchange of Certificates.

     (a) Prior to the Effective Time, IBI shall enter into an agreement with, and shall deposit with, Sperry Young & Stoecklein, or such other agent or agents as may be satisfactory to IBI and TSC (the "Exchange Agent'), for the benefit of the holders of TSC Shares, for exchange through the Exchange Agent in accordance with this Article I: (i) certificates representing the appropriate number of IBI Shares to be issued to holders of TSC Shares issuable pursuant to Section 1.6 in exchange for outstanding TSC Shares.

     (b)  As  soon as reasonably practicable after the Effective Time, the Exchange  Agent  shall mail to each holder of record of  a  certificate or certificates  which  immediately prior to the  Effective  Time represented outstanding TSC Shares (the "Certificates") whose shares were converted into the right to receive IBI Shares pursuant to Section 1.6: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as TSC and IBI may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing IBI Shares. Upon surrender
of  a Certificate   to  the  Exchange  Agent,  together  with  such   letter
of transmittal, duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole IBI Shares and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of the Cash Fund, which such holder has the right to receive pursuant to the provisions of this Article I, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of TSC Shares which are not registered in the transfer records of TSC, a certificate representing the proper number of IBI Shares may be issued to a transferee if the Certificate representing such TSC Shares is presented to the Exchange Agent accompanied by all documents required by the Exchange Agent or IBI to evidence and effect such transfer and by evidence that any applicable stock transfer or other taxes have been paid. Until surrendered as contemplated by this Section 1.7, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing IBI Shares as contemplated by this Section 1.8.

     (c) No dividends or other distributions declared or made after the Effective Time with respect to IBI Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the IBI Shares represented thereby until the holder of record of such Certificate shall surrender such Certificate.

     (d)  In  the  event that any Certificate for TSC Shares or IBI
Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof such IBI Shares and cash in lieu of fractional IBI Shares, if any, as may be required pursuant to this Agreement; provided, however, that IBI or the Exchange Agent, may, in its respective discretion, require the delivery of a suitable bond, opinion or indemnity.


     (e) All IBI Shares issued upon the surrender for exchange of TSC Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.10 shall be deemed to have been issued in full satisfaction of all rights pertaining to such TSC Shares. There shall be no further registration of transfers on the stock transfer books of either of TSC or IBI of the TSC Shares or IBI Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to IBI for any reason, they shall be cancelled and exchanged as provided in this Article I.

     (f) No fractional IBI Shares shall be issued in the Merger, but in lieu thereof each holder of TSC Shares otherwise entitled to a fractional IBI Share shall, upon surrender of its, his or her Certificate or Certificates, be entitled to receive an additional share to round up to the nearest round number of shares.


     Section 1.8. At the Effective Time, each outstanding option to purchase TSC Shares, if any (a "TSC Stock Option" or collectively, "TSC Stock Options") issued pursuant to any TSC Stock Option Plan or TSC Long Term Incentive Plan whether vested or unrested, shall be cancelled.

     Section 1.9. Taking of Necessary Action; Further Action. If, at any time after the Effective Time, TSC or IBI reasonably determines that any deeds, assignments, or instruments or confirmations of transfer are necessary or desirable to carry out the purposes of this Agreement and to vest IBI with full right, title and possession to all assets, property, rights, privileges, powers and franchises of TSC, the officers and directors of IBI and TSC are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary or desirable action.

                                 ARTICLE 2

                   Representations and Warranties of IBI

     Except as set forth on the Disclosure Schedule delivered by IBI to TSC (the "IBI Disclosure Schedule"), IBI hereby represents and warrants to TSC as follows:

     Section 2.1. Organization and Qualification.

     (a) IBI is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on IBI. When used in connection with IBI, the term "Material Adverse Effect" means any change or effect (i) that is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of IBI, other than any change or effect arising out of general economic conditions unrelated to any business in which IBI is engaged, or (ii) that may impair the ability of IBI to perform its obligations hereunder or to consummate the transactions contemplated hereby.

     (b) IBI has heretofore delivered to TSC accurate and complete copies of the Certificate of Incorporation and Bylaws (or similar governing documents), as currently in effect, of IBI. Except as set forth on
Schedule 2.1 of the IBI Disclosure Schedule, IBI is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on IBI.

     Section 2.2. Capitalization of IBI.

     (a)  The authorized capital stock of IBI consists of: (i) Four
Hundred Million (400,000,000) Shares of Common Stock, $0.001 par value, and One Hundred Million (100,000,000) shares of Preferred stock, $0.001 par value. As of January 12, 2000 353,764,173 shares of IBI Common Stock were issued and outstanding and 716,440 shares of IBI Preferred Stock were issued and outstanding. All of the outstanding IBI Shares have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights. Except as set forth herein, as of the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of IBI, (ii) securities of IBI convertible into or exchangeable for shares of capital stock or voting securities of IBI, except for the preferred shares of IBI, (iii) options or other rights to acquire from IBI and, no obligations of IBI to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of IBI, and (iv) equity equivalents, interests in the ownership or earnings of IBI or other similar rights (collectively, "IBI Securities") other than warrants when fully exercised which will cause the issuance of approximately 150,000,000 additional shares of common stock. As of the date hereof, except as set forth on Schedule 2.2(a) of the IBI Disclosure Schedule there are no outstanding obligations of IBI or its subsidiaries to repurchase, redeem or otherwise acquire any IBI Securities or stockholder agreements, voting trusts or other agreements or understandings to which IBI is a party or by which it is bound relating to the voting or registration of any shares of capital stock of IBI. For purposes of this Agreement, ''Lien" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     (b) The IBI Shares constitute the only class of equity securities of IBI registered or required to be registered under the Exchange Act.

     (c)  IBI  does not own directly or indirectly more than fifty
percent (50%)   of  the  outstanding  voting  securities  or  interests
(including membership interests) of any entity, other than as specifically disclosed in the disclosure documents.

     Section 2.3. Authority Relative to this Agreement; Recommendation.

     (a) IBI has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of IBI (the "IBI Board") and no other corporate proceedings on the part of IBI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except, as referred to in Section 2.17, the approval and adoption of this Agreement by the holders of at least a majority of the then outstanding IBI Shares. This Agreement has been duly and validly executed and delivered by IBI and constitutes a valid, legal and binding agreement of IBI, enforceable against IBI in accordance with its terms.

     (b) The IBI Board has resolved to recommend that the stockholders of IBI approve and adopt this Agreement.

     Section 2.4. SEC Reports; Financial Statements.

     IBI is not required to file forms, reports and documents with the SEC.

     Section 2.5. Information Supplied. None of the information supplied or to be supplied by IBI for inclusion or incorporation by reference in connection with the Merger (the "Proxy Statement") will at the date mailed to stockholders of IBI and at the times of the meeting or meetings of stockholders of IBI to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the meeting of IBI's stockholders to vote on the Merger, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     Section 2.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1916, as amended (the ''HSR Act''), the rules of the National Association of Securities Dealers, Inc. ("NASD"), the filing and recordation of the Merger Certificate as required by the NGCL, and as set forth on Schedule 2.6 of the IBI Disclosure Schedule no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by IBI of this Agreement or the consummation by IBI of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on IBI.

     Except  as  set  forth in Section 2.6 of the IBI Disclosure
Schedule, neither the execution, delivery and performance of this Agreement by IBI nor the consummation by IBI of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of IBI, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which IBI is a party or by which any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to IBI or any of its properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not have a Material
Adverse Effect on IBI.

     Section 2.7. No Default. Except as set forth in Section 2.7 of the
IBI Disclosure Schedule, IBI is not in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which IBI is now a party or by which any of its respective properties or assets may be bound or (iii) any order, writ injunction, decree, law, statute, rule or regulation applicable to IBI or any of its respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on IBI. Except as set forth in Section 2.7 of the IBI Disclosure Schedule, each note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which IBI is now a party or by which its respective properties or assets may be bound that is material to IBI and that has not expired is in full force and effect and is not subject to any material default thereunder of which IBI is aware by any party obligated to IBI thereunder.

     Section 2.8. No Undisclosed Liabilities; Absence of Changes.
Except as and to the extent disclosed by IBI in the IBI, none of IBI or its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of IBI and its consolidated subsidiaries (including the notes thereto) or which would have a Material Adverse Effect on IBI. Except as disclosed by IBI, none of IBI or its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events, changes or effects with respect to IBI or its subsidiaries having or which could reasonably be expected to have, a Material Adverse Effect on IBI. Except as and to the extent disclosed by IBI there has not been (i) any material change by IBI in its accounting methods, principles or practices (other than as required after the date hereof by concurrent changes in generally accepted accounting principles), (ii) any revaluation by IBI of any of its assets having a Material Adverse Effect on IBI, including, without limitation, any write-down of the value of any assets other than in the ordinary course of business or (iii) any other action or event that would have required the consent of any other party hereto pursuant to Section 4.2 of this Agreement had such action or event occurred after the date of this Agreement.

     Section 2.9. Litigation. Except as set forth in Schedule 2.9 of the IBI Disclosure Schedule there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of IBI, threatened against IBI or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on IBI or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as disclosed by IBI, none of IBI or its subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Material Adverse Effect on IBI or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

     Section 2.10. Compliance with Applicable Law. Except as disclosed by IBI, IBI and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "IBI Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse
Effect on IBI. Except as disclosed by IBI, IBI and its subsidiaries are in compliance with the terms of the IBI Permits, except where the failure so to comply would not have a Material Adverse Effect on IBI. Except as disclosed by IBI, the businesses of IBI and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this Section 2.10 with respect to Environmental Laws and except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on IBI. Except as disclosed by IBI no investigation or review by any Governmental Entity with respect to IBI or its subsidiaries is pending or, to the knowledge of IBI, threatened, nor, to the knowledge of IBI, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which IBI reasonably believes will not have a Material Adverse Effect on IBI.


     Section 2.11. Employee Benefit Plans; Labor Matters.

     (a)  Except  as  set  forth in Section 2.11(a) of the  IBI
Disclosure Schedule with respect to each employee benefit plan, program, policy, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to at any time by IBI or any entity required to be aggregated with IBI pursuant to Section 414 of the Code (each, a "IBI Employee Plan"), no event has occurred and to the knowledge of IBI, no condition or set of circumstances exists in connection with which IBI could reasonably be expected to be subject to any liability which would have a Material
Adverse Effect on IBI.

     (b) (i) No IBI Employee Plan is or has been subject to Title IV of ERISA or Section 412 of the Code; and (ii) each IBI Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable Internal Revenue Service determination letter, and nothing has occurred which could reasonably be expected to adversely affect such determination.
     (c) Section 2.11(c) of the IBI Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of each person who holds any IBI Stock Options, together with the number of IBI Shares which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested as a result of the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is a nonqualified stock option or is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of such option.
Section 2.11(c) of the IBI Disclosure Schedule also sets forth the total number of such incentive stock options and such nonqualified options. IBI has furnished TSC with complete copies of the plans pursuant to which the IBI Stock Options were issued. Other than the automatic vesting of IBI
Stock Options that may occur without any action on the part of IBI or its officers or directors, IBI has not taken any action that would result in any IBI Stock Options that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (d) IBI has made available to TSC (i) a description of the terms of employment and compensation arrangements of all officers of IBI and a copy of each such agreement currently in effect; (ii) copies of all agreements with consultants who are individuals obligating IBI to make annual cash payments in an amount exceeding $60,000; (iii) a schedule listing all officers of IBI who have executed a non-competition agreement with IBI and a copy of each such agreement currently in effect; (iv) copies
(or descriptions) of all severance agreements, programs and policies of IBI with or relating to its employees, except programs and policies required to be maintained by law; and (v) copies of all plans, programs, agreements and other arrangements of IBI with or relating to its employees which contain change in control provisions all of which are set forth in
Section 2.11(d) of the IBI Disclosure Schedule.

     (e) There shall be no payment, accrual of additional benefits, acceleration of payments, or vesting in any benefit under any IBI Employee Plan or any agreement or arrangement disclosed under this Section
2.11 solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

     (f) There are no controversies pending or, to the knowledge of IBI, threatened, between IBI and any of their employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on IBI. Neither IBI nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by IBI or any of its subsidiaries (and neither IBI nor any of its subsidiaries has any outstanding material liability with respect to any terminated collective bargaining agreement or labor union contract), nor does IBI know of any activities or proceedings of any labor union to organize any of its or employees. IBI has no knowledge of any strike slowdown, work stoppage, lockout or threat thereof, by or with respect to any of its employees.

     Section 2.12. Environmental Laws and Regulations.

     (a)  Except  as publicly disclosed by IBI in the IBI SEC Reports,
(i) IBI is in material compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient
air, surface   water,   ground  water,  land  surface  or   subsurface
strata) (collectively, "Environmental Laws"), except for non-compliance that would not have a Material Adverse Effect on IBI, which compliance includes, but is not limited to, the possession by IBI of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) IBI has not received written notice of, or, to the knowledge of IBI, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an ''Environmental Claim") that could reasonably be expected to have a Material Adverse Effect on IBI; and (iii) to the knowledge of IBI, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

     (b) Except as publicly disclosed by IBI, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on IBI that are pending or, to the knowledge of IBI,threatened against IBI or, to the knowledge of IBI, against any person or entity whose liability for any Environmental Claim IBI has or may have retained or assumed either contractually or by operation of law.

     Section 2.13. Tax Matters.

     (a)  Except  as  set  forth  in Section 2.13  of  the  IBI
Disclosure Schedule: (i) IBI has filed or has had filed on its behalf in a timely manner (within any applicable extension periods) with the appropriate Governmental Entity all income and other material Tax Returns (as defined herein) with respect to Taxes (as defined herein) of IBI and all Tax Returns were in all material respects true, complete and correct; (ii) all material Taxes with respect to IBI have been paid in full or have been provided for in accordance with GAAP on IBI's most recent balance sheet which is part of the IBI SEC Documents. (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to IBI; (iv) to the knowledge of IBI none of the Tax Returns of or with respect to IBI is currently being audited or examined by any Governmental Entity; and (v) no deficiency for any income or other material Taxes has been assessed with respect to IBI which has not been abated or paid in full.

     (b)  For purposes of this Agreement, (i) "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding,
payroll, employment,   employer   health,  excise,  estimated,   severance,
stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority and (ii) "Tax Return" shall mean any report, return, documents declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes.
     Section 2.14. Title to Property. IBI has good and defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on IBI; and, to IBI's knowledge, all leases pursuant to which IBI leases from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of IBI, under any of such leases, any existing material default or event of default (or event which with notice of lapse of time, or both, would constitute a default and in respect of which IBI has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event, would not have a Material Adverse Effect on IBI.

     Section 2.15. Intellectual Property.

     (a) IBI owns, or possesses adequate licenses or other valid rights to use, all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets and applications therefore that are material to its business as currently conducted (the "IBI Intellectual Property Rights").

     (b) The validity of the IBI Intellectual Property Rights and the title thereto of IBI is not being questioned in any litigation to which IBI is a party.

     (c)  Except  as  set  forth in Section 2.15(c) of the  IBI
Disclosure Schedule, the conduct of the business of IBI as now conducted does not, to IBI's knowledge, infringe any valid patents, trademarks, trade names, service marks or copyrights of others. The consummation of the transactions completed hereby will not result in the loss or impairment of any IBI Intellectual Property Rights.



     (d) IBI has taken steps it believes appropriate to protect and maintain its trade secrets as such, except in cases where IBI has elected to rely on patent or copyright protection in lieu of trade secret protection.

     Section 2.16. Insurance. IBI currently does not maintain general liability and other business insurance.

     Section 2.17. Vote Required. The affirmative vote of the holders of at least a majority of the outstanding IBI Shares is the only vote of the holders of any class or series of IBI's capital stock necessary to approve and adopt this Agreement and the Merger.

     Section 2.18. Tax Treatment. Neither IBI nor, to the knowledge of
IBI, any of its affiliates has taken or agreed to take action that would
prevent the   Merger  from  constituting  a  reorganization  qualifying  under the provisions of Section 368(a) of the Code.

     Section   2.19.  Affiliates.  Except  for  Principal  IBI
Stockholder ("IBIS") and the directors and executive officers of IBI, each of whom is listed in Section 2.19 of the IBI Disclosure Schedule, there are no persons who, to the knowledge of IBI, may be deemed to be affiliates of IBI under Rule 1-02(b) of Regulation S-X of the SEC (the "IBI Affiliates").

     Section 2.20. Certain Business Practices. None of IBI or any directors, officers, agents or employees of IBI has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), or (iii) made any other unlawful payment.

     Section  2.21. Insider Interests. Except as set forth in Section
2.21 of the IBI Disclosure Schedule, neither PVS nor any officer or director of IBI has any interest in any material property, real or personal, taTSCble or intaTSCble, including without limitation, any computer software or IBI Intellectual Property Rights, used in or pertaining to the business of IBI, expect for the ordinary rights of a stockholder or employee stock optionholder.

     Section 2.22. Opinion of Financial Adviser. No advisers, as of the date hereof, have delivered to the IBI Board a written opinion to the effect that, as of such date, the exchange ratio contemplated by the Merger is fair to the holders of IBI Shares.

     Section  2.23. Brokers. No broker, finder or investment banker
(other than the IBI Financial Adviser, a true and correct copy of whose engagement agreement has been provided to TSC) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of IBI.
     Section 2.24. Disclosure. No representation or warranty of IBI in this Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to TSC pursuant hereto or in connection herewith contains, as of the date of such representation, warranty or instrument, or will contain any untrue statement of a material fact or, at the date thereof, omits or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.

     Section 2.25. No Existing Discussions. As of the date hereof, IBI is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Third Party Acquisition (as defined in Section 4.4).

     Section 2.26. Material Contracts.

     (a) IBI has delivered or otherwise made available to TSC true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which IBI is a party affecting the obligations of any party thereunder) to which IBI is a party or by which any of its properties or assets are bound that are, material to the business, properties or assets of IBI taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of IBI taken as a whole, all: (i) employment, product design or development,  personal  services, consulting,  non-competition,
severance, golden   parachute   or   indemnification  contracts  (including,
without limitation, any contract to which IBI is a party involving employees of IBI); (ii) licensing, publishing, merchandising or distribution agreements;(iii) contracts granting rights of first refusal or first
negotiation; (iv) partnership   or   joint  venture  agreements;  (v)
agreements for the acquisition, sale or lease of material properties or assets or stock or otherwise entered into since June 30, 1999; (vi) contracts or agreements with any Governmental Entity. and (vii) all commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 4.1 hereof, the "IBI Contracts"). IBI is not a party to or bound by any severance, golden parachute or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.
     (b) Each of the IBI Contracts is valid and enforceable in accordance with its terms, and there is no default under any IBI Contract so listed either by IBI or, to the knowledge of IBI, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by IBI or, to the knowledge of IBI, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on IBI.

     (c) No party to any such IBI Contract has given notice to IBI of or made a claim against IBI with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on IBI.

                                 ARTICLE 3

                   Representations and Warranties of TSC

     Except as set forth on the Disclosure Schedule delivered by TSC to IBI (the "TSC Disclosure Schedule"), TSC hereby represents and warrants to IBI as follows:

     Section 3.1. Organization and Qualification.
     (a) Each of TSC and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on TSC. When used in connection with TSC, the term "Material Adverse Effect'' means any change or effect (i) that is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of TSC and its subsidiaries, taken as a whole, other than any change or effect arising out of general economic conditions unrelated to any businesses in which TSC and its subsidiaries are engaged, or (ii) that may impair the ability of TSC to consummate the transactions contemplated hereby.

     (b) TSC has heretofore delivered to IBI accurate and complete copies of the Certificate of Incorporation and Bylaws (or similar governing documents), as currently in effect, of TSC. Each of TSC and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on TSC.

     Section 3.2. Capitalization of TSC.

     (a) As of November 9, 1999, the authorized capital stock of TSC consists of; (i) Twenty Million (20,000,000) TSC common Shares, $.001 par value, of which 5,000,000 common Shares are issued and outstanding, and (ii) Five Million (5,000,000) TSC preferred shares, $.001 par value, and no preferred shares are issued and outstanding. All of the outstanding TSC Shares have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights.

     (b)  Except  as  set  forth in Section 3.2(b) of  the  TSC
Disclosure Schedule, TSC is the record and beneficial owner of all of the issued and outstanding shares of capital stock of its subsidiaries.

     (c)  Except  as  set  forth in Section 3.2(c) of  the  TSC
Disclosure Schedule, between December 31, 1999 and the date hereof, no shares of TSC's capital stock have been issued and no TSC Stock options have been granted. Except as set forth in Section 3.2(a) above, as of the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of TSC, (ii) securities of TSC or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of TSC,
(iii) options or other rights to acquire from TSC or its subsidiaries, or obligations of TSC or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of TSC, or (iv) equity equivalents, interests in the ownership or earnings of TSC or its subsidiaries or other similar rights (collectively, "TSC Securities"). As of the date hereof, there are no outstanding obligations of TSC or any of its subsidiaries to repurchase, redeem or otherwise acquire any TSC Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which TSC is a party or by which it is bound relating to the voting or registration of any shares of capital stock of TSC.

     (d)  Except  as  set  forth in Section 3.2(d) of  the  TSC
Disclosure Schedule, there are no securities of TSC convertible into or exchangeable for, no options or other rights to acquire from TSC, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any subsidiary of TSC.

     (e) The TSC Shares constitute the only class of equity securities of TSC or its subsidiaries.

     (f)  Except  as  set  forth in Section 3.2(f) of  the  TSC
Disclosure Schedule,  TSC does not own directly or indirectly more than fifty
percent (50%)   of  the  outstanding  voting  securities  or  interests
(including membership interests) of any entity.

     Section 3.3. Authority Relative to this Agreement; Recommendation.

     (a) TSC has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of TSC (the "TSC Board"), and no other corporate proceedings on the part of TSC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except, as referred to in Section 3.17, the approval and adoption of this Agreement by the holders of at least a majority of the then outstanding TSC Shares. This Agreement has been duly and validly executed and delivered by TSC and constitutes a valid, legal and binding agreement of TSC, enforceable against TSC in accordance with its terms.

     (b) The TSC Board has resolved to recommend that the stockholders of TSC approve and adopt this Agreement.

     Section 3.4. SEC Reports; Financial Statements.

     (a) TSC has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since November 19,
1999, each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act (and the rules and regulations promulgated thereunder, respectively), each as in effect on the dates such forms, reports and documents were filed. TSC has heretofore delivered or promptly will deliver prior to the Effective Date to TSC, in the form filed with the SEC (including any amendments thereto but excluding any exhibits),
(i) its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, (ii) all definitive proxy statements relating to TSC's meetings of stockholders (whether annual or special) held since December 31, 1999, if any, and (iii) all other reports or registration statements filed by TSC with the SEC since December 31, 1999 (all of the foregoing, collectively, the "TSC SEC Reports"). None of such TSC SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements of TSC included in the TSC SEC Reports fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of TSC as of the dates thereof and its results of operations and changes in financial position for the periods then ended. All material agreements, contracts and other documents required to be filed as exhibits to any of the TSC SEC Reports have been so filed.


     (b) TSC has heretofore made available or promptly will make available to IBI a complete and correct copy of any amendments or modifications which are required to be filed with the SEC but have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by TSC with the SEC pursuant to the Exchange Act.

     Section 3.5. Information Supplied. None of the information supplied or to  be  supplied by TSC for inclusion or incorporation by reference to (i) the 8-K will, at the time the 8-K is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or necessary to make the statements therein not misleading and
(ii) the  Proxy  Statement will, at the date mailed to stockholders of  IBI, if any, and at the times of the meeting or meetings of stockholders of IBI to be  held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The
Proxy Statement, insofar as it relates to the meeting of TSC's stockholders to vote on the Merger, will comply as to form in all material respects
with the   provisions  of  the  Exchange  Act  and  the  rules  and
regulations thereunder, and the 8-K will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

     Section 3.6. Consents and Approvals; No Violations. Except as set forth in Section 3.6 of the TSC Disclosure Schedule, and for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, the rules of the NASD, and the filing and recordation of the Merger Certificate as required by the NGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by TSC of this Agreement or the consummation by TSC of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on TSC.

     Neither the execution, delivery and performance of this Agreement by TSC nor the consummation by TSC of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of TSC or any of TSC's subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which TSC or any of TSCis subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to TSC or any of TSC's subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not have a Material Adverse Effect on TSC.

     Section 3.7. No Default. None of TSC or any of its subsidiaries is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which TSC or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to TSC, its subsidiaries or any of their respective properties or assets, except in the case of (ii) or
(iii) for violations, breaches or defaults that would not have a Material Adverse Effect on TSC. Each note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which TSC or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound that is material to TSC and its subsidiaries taken as a whole and that has not expired is in full force and effect and is not subject to any material default thereunder of which TSC is aware by any party obligated to TSC or any subsidiary thereunder.
     Section 3.8. No Undisclosed Liabilities; Absence of Changes.
Except as set forth in Section 2.8 of the TSC Disclosure Schedule and except as and to the extent publicly disclosed by TSC in the TSC SEC Reports, as of December 31, 1999, TSC does not have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a balance sheet of TSC (including the notes thereto) or which would have a Material Adverse Effect on TSC. Except as publicly disclosed by TSC, since November 19, 1999, TSC has not incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events, changes or effects with respect to TSC having or which reasonably could be expected to have, a Material Adverse Effect on TSC. Except as and to the extent publicly disclosed by TSC in the TSC SEC Reports and except as set forth in
Section 2.8 of the TSC Disclosure Schedule, since November 19,1999, there has not been (i) any material change by TSC in its accounting methods, principles or practices (other than as required after the date hereof by concurrent changes in generally accepted accounting principles), (ii) any revaluation by TSC of any of its assets having a Material Adverse Effect on TSC, including, without limitation, any write-down of the value of any assets other than in the ordinary course of business or (iii) any other action or event that would have required the consent of any other party hereto pursuant to Section 4.1 of this Agreement had such action or event occurred after the date of this Agreement.

     Section  3.9. Litigation. Except as publicly disclosed by TSC  in
the TSC   SEC  Reports,  there  is  no  suit,  claim,  action,  proceeding or investigation pending or, to the knowledge of TSC, threatened against TSC or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on TSC or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by TSC in the TSC SEC Reports, TSC is not subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Material Adverse
Effect on TSC or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

     Section 3.10. Compliance with Applicable Law. Except as publicly disclosed by TSC in the TSC SEC Reports, TSC holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the `'TSC Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse Effect on TSC. Except as publicly disclosed by TSC in the TSC SEC Reports, TSC is in compliance with the terms of the TSC Permits, except where the failure so to comply would not have a Material Adverse Effect on TSC. Except as publicly disclosed by TSC in the TSC SEC Reports, the business of TSC is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this Section 2.10 with respect to Environmental Laws (as defined in Section 2.12 below) and except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on TSC. Except as publicly disclosed by TSC in the TSC SEC Reports, no investigation or review by any Governmental Entity with respect to TSC is pending or, to the knowledge of TSC, threatened, nor, to the knowledge of TSC, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which TSC reasonably believes will not have a Material Adverse Effect on TSC.

     Section 3.11. Employee Benefit Plans; Labor Matters.

     (a) With respect to each employee benefit plan, program, policy, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA), maintained or contributed to at any time by TSC, any of its subsidiaries or any entity required to be aggregated with TSC or any of its subsidiaries pursuant to Section 414 of the Code (each, a "TSC Employee Plan"), no event has occurred and, to the knowledge of TSC, no condition or set of circumstances exists in connection with which TSC or any of its subsidiaries could reasonably be expected to be subject to any liability which would have a Material Adverse Effect on TSC.

     (b) (i) No TSC Employee Plan is or has been subject to Title IV of ERISA or Section 412 of the Code; and (ii) each TSC Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable Internal Revenue Service determination letter, and nothing has occurred which could reasonably be expected to adversely affect such determination.
     (c) Section 3.11(c) of the TSC Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of each person who holds any TSC Stock Options, together with the number of TSC Shares which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested as a result of the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is a nonqualified stock option or is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of such option.
Section 3.11(c) of the TSC Disclosure Schedule also sets forth the total number of such incentive stock options and such nonqualified options. TSC has furnished IBI with complete copies of the plans pursuant to which the TSC Stock Options were issued. Other than the automatic vesting of TSC
Stock Options that may occur without any action on the part of TSC or its officers or directors, TSC has not taken any action that would result in any TSC Stock Options that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.



     (d) TSC has made available to IBI (i) a description of the terms of employment and compensation arrangements of all officers of TSC and a copy of each such agreement currently in effect; (ii) copies of all agreements with consultants who are individuals obligating TSC to make annual cash payments in an amount exceeding $60,000; (iii) a schedule listing all officers of TSC who have executed a non-competition agreement with TSC and a copy of each such agreement currently in effect; (iv) copies
(or descriptions) of all severance agreements, programs and policies of TSC with or relating to its employees, except programs and policies required to be maintained by law; and (v) copies of all plans, programs, agreements and other arrangements of the TSC with or relating to its employees which contain change in control provisions.

     (e)  Except  as  disclosed in Section 3.11(e) of  the  TSC
DisclosureSchedule there shall be no payment, accrual of additional benefits, acceleration of payments, or vesting in any benefit under any TSC Employee Plan or any agreement or arrangement disclosed under this Section
3.11 solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

     (f) There are no controversies pending or, to the knowledge of TSC threatened, between TSC or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on TSC. Neither TSC nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by TSC or any of its subsidiaries (and neither TSC nor any of its subsidiaries has any outstanding material liability with respect to any terminated collective bargaining agreement or labor union contract), nor does TSC know of any activities or proceedings of any labor union to organize any of its or any of its subsidiaries' employees. TSC has no knowledge of any strike, slowdown, work stoppage, lockout or threat thereof by or with respect to any of its or any of its subsidiaries' employees.

     Section 3.12. Environmental Laws and Regulations.
     (a)  Except  as disclosed by TSC, (i) each of TSC and its
subsidiaries is   in  material  compliance  with  all  Environmental  Laws,
except for non-compliance that would not have a Material Adverse Effect on TSC, which compliance includes, but is not limited to, the possession by TSC and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) none of TSC or its subsidiaries has received written notice of, or, to the knowledge of TSC, is the subject of, any Environmental Claim that could reasonably be expected to have a Material Adverse Effect on TSC; and (iii) to the knowledge of TSC, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

     (b)  Except  as  disclosed by TSC, there are no  Environmental
Claims which could reasonably be expected to have a Material Adverse Effect on TSC that are pending or, to the knowledge of TSC, threatened against TSC or any of its subsidiaries or, to the knowledge of TSC, against any person or entity whose liability for any Environmental Claim TSC or its subsidiaries has or may have retained or assumed either contractually or by operation of law.

     Section 3.13. Tax Matters. Except as set forth in Section 3.13 of the TSC Disclosure Schedule: (i) TSC and each of its subsidiaries has filed or has had filed on its behalf in a timely manner (within any applicable extension periods) with the appropriate Governmental Entity all income and other material Tax Returns with respect to Taxes of TSC and each of its subsidiaries and all Tax Returns were in all material respects true, complete and correct; (ii) all material Taxes with respect to TSC and each of its subsidiaries have been paid in full or have been provided for in accordance with GAAP on TSC's most recent balance sheet which is part of the TSC SEC Documents; (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to TSC or its subsidiaries; (iv) to the knowledge of TSC none of the Tax Returns of or with respect to TSC or any of its subsidiaries is currently being audited or examined by any Governmental Entity; and (v) no deficiency for any income or other material Taxes has been assessed with respect to TSC or any of its subsidiaries which has not been abated or paid in full.

     Section 3.14. Title to Property. TSC and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on TSC; and, to TSC's knowledge, all leases pursuant to which TSC or any of its subsidiaries lease from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of TSC, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which TSC or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default would not have a Material Adverse Effect on TSC.

     Section 3.15. Intellectual Property.

     (a) Each of TSC and its subsidiaries owns, or possesses adequate licenses or other valid rights to use, all existing United States and foreign patents, trademarks, trade names, services marks, copyrights, trade secrets, and applications therefore that are material to its business as currently conducted (the "TSC Intellectual Property Rights").

     (b)  Except  as  set  forth in Section 3.15(b) of the  TSC
Disclosure Schedule the validity of the TSC Intellectual Property Rights and the title thereto of TSC or any subsidiary, as the case may be, is not being questioned in any litigation to which TSC or any subsidiary is a party.

     (c) The conduct of the business of TSC and its subsidiaries as now conducted does not, to TSCis knowledge, infringe any valid patents, trademarks, tradenames, service marks or copyrights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any TSC Intellectual Property Rights.

     (d) Each of TSC and its subsidiaries has taken steps it believes appropriate to protect and maintain its trade secrets as such, except in cases where TSC has elected to rely on patent or copyright protection in lieu of trade secret protection.

     Section 3.16. Insurance. TSC and its subsidiaries maintain general liability and other business insurance that TSC believes to be reasonably prudent for its business.

     Section 3.17. Vote Required. The affirmative vote of the holders of at least a majority of the outstanding TSC Shares is the only vote of the holders of any class or series of TSC's capital stock necessary to approve and adopt this Agreement and the Merger.

     Section 3.18. Tax Treatment. Neither TSC nor, to the knowledge of
TSC, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     Section 3.19. Affiliates. Except for the directors and executive officers of TSC, each of whom is listed in Section 3.19 of the TSC Disclosure Schedule, there are no persons who, to the knowledge of TSC, may be deemed to be affiliates of TSC under Rule 1-02(b) of Regulation S-X of the SEC (the "TSC Affiliates").

     Section 3.20. Certain Business Practices. None of TSC, any of its subsidiaries or any directors, officers, agents or employees of TSC or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the FCPA, or (iii) made any other unlawful payment.

     Section  3.21. Insider Interests. Except as set forth in Section
3.21 of  the  TSC  Disclosure Schedule, no officer or director of  TSC  has
any interest   in  any  material  property,  real  or  personal,  taTSCble or intaTSCble, including without limitation, any computer software or TSC Intellectual Property Rights, used in or pertaining to the business of TSC or any subsidiary, except for the ordinary rights of a stockholder or employee stock optionholder.

     Section 3.22. Opinion of Financial Adviser. No advisers, as of the date hereof, have delivered to the TSC Board a written opinion to the effect that, as of such date, the exchange ratio contemplated by the Merger is fair to the holders of TSC Shares.



     Section  3.23. Brokers. No broker, finder or investment banker
(other than the TSC Financial Adviser, a true and correct copy of whose engagement agreement has been provided to IBI) is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of TSC.
     Section 3.24. Disclosure. No representation or warranty of TSC in this Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to IBI pursuant hereto or in connection herewith contains, as of the date of such representation, warranty or instrument, or will contain any untrue statement of a material fact or, at the date thereof, omits or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.

     Section 3.25. No Existing Discussions. As of the date hereof, TSC is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Third Party Acquisition (as defined in Section 5.4).

     Section 3.26. Material Contracts.

     (a) TSC has delivered or otherwise made available to IBI true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which TSC is party affecting the obligations of any party thereunder) to which TSC or any of its subsidiaries is a party or by which any of their properties or assets are bound that are, material to the business, properties or
assets of   TSC  and  its  subsidiaries  taken  as  a  whole,  including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of TSC and its subsidiaries  taken  as  a whole, all: (i) employment,  product  design or development,  personal  services, consulting,  non-competition,
severance, golden   parachute   or   indemnification  contracts  (including,
without limitation, any contract to which TSC is a party involving employees of TSC); (ii) licensing, publishing, merchandising or distribution agreements; (iii) contracts granting rights of first refusal or first
negotiation; (iv) partnership   or   joint  venture  agreements;  (v)
agreements for the acquisition, sale or lease of material properties or assets or stock or otherwise. (vi) contracts or agreements with any Governmental Entity; and (vii) all commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 5.2 hereof, the 'TSC Contracts"). Neither TSC nor any of its subsidiaries is a party to or bound by any severance, golden parachute or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

     (b) Each of the TSC Contracts is valid and enforceable in accordance with its terms, and there is no default under any TSC Contract so listed either by TSC or, to the knowledge of TSC, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by TSC or, to the knowledge of TSC, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on TSC.

     (c) No party to any such TSC Contract has given notice to TSC of or made a claim against TSC with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on TSC.

                                 ARTICLE 4

                                 Covenants

     Section 4.1. Conduct of Business of IBI. Except as contemplated by this Agreement or as described in Section 4.1 of the IBI
Disclosure Schedule, during the period from the date hereof to the Effective Time, IBI will conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Section 4.1 of the IBI Disclosure Schedule, prior to the Effective Time, IBI will not, without the prior written consent of TSC:


     (a) amend its Certificate of Incorporation or Bylaws (or other similar governing instrument);

     (b) amend the terms of any stock of any class or any other securities (except bank loans) or equity equivalents.

     (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities;

     (d)  adopt  a  plan  of complete or partial liquidation,
dissolution, merger,    consolidation,   restructuring, recapitalization or
otherreorganization of IBI (other than the Merger);

     (e) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings or issuances of letters of credit under existing lines of credit in the ordinary course of business;
(ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person. (iii) make any loans, advances or capital contributions to, or investments in, any other person; (iv) pledge or otherwise encumber shares of capital stock of IBI; or (v) mortgage or pledge any of its material assets, or create or suffer to exist any material Lien thereupon (other than tax Liens for taxes not yet due);

     (f)  except as may be required by law, enter into, adopt or  amend or terminate  any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement,trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in
effect as of the date   hereof  (including,  without limitation, the granting
of stock appreciation rights or performance units); provided, however, that this paragraph (f) shall not prevent IBI from (i) entering into employment agreements or severance agreements with employees in the ordinary course of business and consistent with past practice or (ii) increasing annual compensation and/or providing for or amending bonus arrangements for employees for fiscal 1999 in the ordinary course of year-end compensation reviews consistent with past practice and paying bonuses to employees for fiscal 1999 in amounts previously disclosed to TSC (to the extent that such compensation increases and new or amended bonus arrangements do not result in a material increase in benefits or compensation expense to
IBI);

     (g) acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions (other than in the ordinary course of business);

     (h) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

     (i) revalue in any material respect any of its assets including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;
     (j) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to IBI;
(iii) authorize any new capital expenditure or expenditures which, individually is in excess of $1,000 or, in the aggregate, are in excess of $5,000; provided, however that none of the foregoing shall limit any capital expenditure required pursuant to existing contracts;

     (k) make any tax election or settle or compromise any income tax liability material to IBI;

     (l) settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have a Material Adverse Effect on IBI;



     (m) commence any material research and development project or terminate any material research and development project that is currently ongoing, in either case, except pursuant to the terms of existing contracts or in the ordinary course of business; or

     (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(m) or any action which would make any of the representations or warranties of contained in this Agreement untrue or incorrect.

     Section 4.2. Conduct of Business of TSC. Except as contemplated by this Agreement or as described in Section 4.2 of the TSC
Disclosure Schedule during the period from the date hereof to the Effective Time, TSC will conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of theforegoing, except as otherwise expressly provided in this Agreement or as described in Section 4.2 of the TSC Disclosure Schedule, prior to the Effective Time, TSC will not, without the prior written consent of:

     (a) amend its Certificate of Incorporation or Bylaws (or other similar governing instrument);

     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including, without limitation, any stock options or stock appreciation rights;

       (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities;

     (d)  adopt  a  plan  of complete or partial liquidation,
dissolution, merger    consolidation,   restructuring,   recapitalization or
other reorganization of TSC (other than the Merger);

     (e) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings or issuances of letters of credit under existing lines of credit in the ordinary course of business.
(ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (iii) make any loans, advances or capital contributions to or investments in, any other person; (iv) pledge or otherwise encumber shares of capital stock of TSC or its subsidiaries; or (v) mortgage or pledge any of its material assets, or create or suffer to exist any material
Lien thereupon (other than tax Liens for taxes not yet due);

     (f)  except as may be required by law, enter into, adopt or  amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in
effect as of the date   hereof  (including,  without  limitation,  the
granting of stock appreciation rights or performance units); provided, however, that this paragraph (f) shall not prevent TSC or its subsidiaries from (i) entering into employment agreements or severance agreements with employees in the ordinary course of business and consistent with past practice or (ii) increasing annual compensation and/or providing for or amending bonus arrangements for employees for fiscal 1999 in the ordinary course of year end compensation reviews consistent with past practice and paying bonuses to employees for fiscal 1999 in amounts previously disclosed
to (to the extent   that  such  compensation  increases  and  new  or amended
bonus arrangements do not result in a material increase in benefits or compensation expense to TSC);

     (g) acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions other than in the ordinary course of business;



     (h) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

     (i) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory of writing-off notes or accounts receivable other than in the ordinary course of business;
     (j) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to TSC;
(iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $1,000 or, in the aggregate, are in excess of $5,000: provided, however that none of the foregoing shall limit any capital expenditure required pursuant to existing contracts;

     (k) make any tax election or settle or compromise any income tax liability material to TSC and its subsidiaries taken as a whole;

     (l) settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have a Material Adverse Effect on TSC;
     (m) commence any material research and development project or terminate any material research and development project that is currently ongoing, in either case, except pursuant to the terms of existing contracts or except in the ordinary course of business; or

     (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through 4.2(m) or any action which would make any of the representations or warranties of the TSC contained in this Agreement untrue or incorrect.

     Section 4.3. Preparation of 8-K and the Proxy Statement. TSC and shall promptly prepare and file with the SEC the Proxy Statement, if required by counsel.

     Section 4.4. Other Potential Acquirers.

     (a) TSC, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any Third Party Acquisition.

     Section 4.5. Meetings of Stockholders. Each of TSC and IBI shall take all action necessary, in accordance with the respective General
Corporation Law   of   its  respective  state, and its respective certificate
of incorporation and bylaws, to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable, to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby. The stockholder votes required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the NGCL and its charter and bylaws, in the case of IBI and the General Corporation Law of its respective state, and its charter and bylaws, in the case of TSC. IBI and TSC will, through their respective Boards of Directors, recommend to their respective stockholders approval of such matters

     Section 4.6. OTC:BB Listing. The parties shall use all reasonable efforts to cause the IBI Shares, subject to Rule 144, to be traded on the Over The Counter Bulletin Board (OTC:BB).

     Section 4.7. Access to Information.

     (a)  Between the date hereof and the Effective Time, IBI will give
TSC and its authorized representatives, and TSC will give IBI and its authorized representatives, reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of itself and its subsidiaries, will permit the other party to make such inspections as such party may reasonably require and will cause its officers and those of its subsidiaries to furnish the other party with such financial and operating data and other information with respect to the business and properties of itself and its subsidiaries as the other party may from time to time reasonably request.



     (b) Between the date hereof and the Effective Time, IBI shall furnish to TSC, and TSC will furnish to IBI, within 25 business days after the end of each quarter, quarterly statements prepared by such party in conformity with its past practices) as of the last day of the period then ended.

     (c)  Each  of  the  parties  hereto  will  hold  and  will  cause
its consultants   and  advisers  to  hold  in  confidence  all  documents
and information   furnished   to  it  in  connection  with   the
transactions contemplated by this Agreement.

     Section 4.8. Additional Agreements, Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) cooperating in the preparation and filing of the Proxy Statement and the 8-K, any filings that may be required under the HSR Act, and any amendments to any thereof; (ii) obtaining consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement;
(iii) contesting any legal proceeding relating to the Merger and (iv) the execution of any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, TSC and IBI agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the stockholder votes with respect to the Merger. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

     Section 4.9. Indemnification.

     (a) To the extent, if any, not provided by an existing right under one of  the parties' directors and officers liability insurance policies, from and after the Effective Time, IBI shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer or employee of the parties hereto or any subsidiary thereof (each an "Indemnified Party" and,
collectively, the   ''Indemnified  Parties")  against  all  losses,  expenses
(including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective  Time) that are in whole or in part (i) based on, or arising out of  the fact that such person is or was a director, officer or employee of such  party or a subsidiary of such party or (ii) based on, arising out of or  pertaining to the transactions contemplated by this Agreement.  In the event of any such loss expense, claim, damage or liability (whether or not arising  before the Effective Time), (i) IBI shall pay the reasonable fees and  expenses of counsel selected by the Indemnified Parties, which
counsel shall   be  reasonably  satisfactory  to  IBI,  promptly  after
statements therefore are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the NGCL or its certificate of incorporation or bylaws, (ii) IBI will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the NGCL and IBI's certificate of incorporation or bylaws shall be made by independent counsel mutually acceptable to IBI and the Indemnified Party; provided, however, that IBI shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, c conflict on any significant issue between positions of any two or more Indemnified Parties.

       (b)  In  the  event  IBI  or any of its successors  or  assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity or such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of IBI shall assume the obligations set forth in this Section 4.11.

     (c) To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of IBI and TSC and their subsidiaries with respect to their activities as such prior to the Effective Time, as provided in IBI's and TSC's certificate of incorporation or bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

     (d) The provisions of this Section 4.11 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

     Section  4.10.  Notification of Certain Matters.  The  parties here to shall give prompt notice to the other parties, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied  by  it  hereunder, (iii) any notice of, or  other communication relating  to,  a default or event which, with notice or lapse of time or both, would become a default, received by such party or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective  Time, under any contract or agreement material to the financial condition, properties, businesses or results of operations of such party and its subsidiaries taken as a whole to which such party or any of its subsidiaries is a party or is subject, (iv) any notice or other communication from any third party alleging that the consent of such
third party   is   or  may  be  required  in  connection  with  the
transactions contemplated by this Agreement, or (v) any material adverse
change in their respective   financial  condition,  properties,  businesses,
results of operations or prospects taken as a whole, other than changes resulting from general economic conditions; provided, however, that the delivery of any notice pursuant to this Section 4.12 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                 ARTICLE 5

                 Conditions to Consummation of the Merger

     Section 5.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of IBI and TSC;

     (b) this Agreement shall have been approved and adopted by the Board of Directors of IBI and TSC;

     (c)  no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by
any United   States  court  or  United  States  governmental  authority which prohibits, restrains, enjoins or restricts the consummation of the Merger;
     (d)  any  waiting period applicable to the Merger under  the  HSR
Act shall have terminated or expired, and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received; and

     Section 5.2. Conditions to the Obligations of IBI. The obligation of IBI to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) the representations of TSC contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct (except to the extent that the breach thereof would not have a Material Adverse Effect on TSC) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date), and at the Closing TSC shall have delivered to IBI a certificate to that effect;
     (b) each of the covenants and obligations of TSC to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing TSC shall have delivered to IBI a certificate to that effect;

       (d) TSC shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the Merger as relates to any obligation, right or interest of TSC under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of IBI, individually or in the aggregate, have a Material Adverse Effect on TSC;


     (e) there shall have been no events, changes or effects with respect to TSC or its subsidiaries having or which could reasonably be expected to have a Material Adverse Effect on TSC; and

     Section 5.3. Conditions to the Obligations of TSC. The respective obligations of TSC to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) the representations of IBI contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct (except to the extent that the breach thereof would not have a Material Adverse Effect on IBI) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date), and at the Closing IBI shall have delivered to TSC a certificate to that effect;
     (b) each of the covenants and obligations of IBI to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing IBI shall have delivered to TSC a certificate to that effect;

     (c) there shall have been no events, changes or effects with respect to IBI having or which could reasonably be expected to have a Material Adverse Effect on IBI.

                                 ARTICLE 6

                      Termination; Amendment; Waiver

     Section 6.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by IBI's or TSC's stockholders:

     (a) by mutual written consent of IBI and TSC;

     (b) by TSC or IBI if (i) any court of competent jurisdiction in the United States or other United States Governmental Entity shall have issued final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by November 30, 1999;
provided, however, that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

     (c) by IBI if (i) there shall have been a breach of any representation or warranty on the part of TSC set forth in this Agreement, or if any representation or warranty of TSC shall have become untrue, in either case such that the conditions set forth in Section 5.2(a) would be incapable of being satisfied by November 30, 1999 (or as otherwise extended),
(ii) there shall have been a breach by TSC of any of their respective covenants or agreements hereunder having a Material Adverse Effect on TSC or materially adversely affecting (or materially delaying) the consummation of the Merger, and TSC, as the case may be, has not cured such breach within 20 business days after notice by IBI thereof, provided that IBI has not breached any of its obligations hereunder, (iii) IBI shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders; or (iv) IBI shall have convened a meeting of its Board of Directors to vote upon the Merger and shall have failed to obtain the requisite vote;

     (d) by TSC if (i) there shall have been a breach of any representation or warranty on the part of IBI set forth in this Agreement, or if any representation or warranty of IBI shall have become untrue, in either case such that the conditions set forth in Section 5.3(a) would be incapable of being satisfied by November 30, 1999 (or as otherwise extended),
(ii) there shall have been a breach by IBI of its covenants or agreements hereunder having a Material Adverse Effect on IBI or materially adversely affecting (or materially delaying) the consummation of the Merger, and IBI, as the case may be, has not cured such breach within twenty business days after notice by TSC thereof, provided that TSC has not breached any of its obligations hereunder, (iii) the IBI Board shall have recommended to IBI's stockholders a Superior Proposal, (iv) the IBI Board shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger or shall have failed to call, give notice of, convene or hold a stockholders' meeting to vote upon the Merger, or shall have adopted any resolution to effect any of the foregoing, (v) TSC shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders or (vi) IBI shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders.

     Section 6.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of this Section 6.2 and Sections 4.7(c) and 6.3 hereof. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement.

     Section 6.3. Fees and Expenses. Except as specifically provided in this Section 6.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

     Section 6.4. Amendment. This Agreement may be amended by action taken by IBI and TSC at any time before or after approval of the Merger by the stockholders of IBI and TSC (if required by applicable law) but, after any such approval, no amendment shall be made which requires the approval
of such   stockholders  under  applicable  law  without  such  approval.
This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

     Section 6.5. Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by any other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                 ARTICLE 7

                               Miscellaneous

     Section  7.1.  Nonsurvival  of  Representations  and  Warranties.
The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This Section 7.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Time.

     Section   7.2.  Entire  Agreement;  Assignment.  This  Agreement
(a)constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

     Section 7.3. Validity. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

     Section 7.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested), to each other party as follows:

  If to TSC:

     Tele Special.Com
     1850 East Flamingo Rd. Suite 111
     Las Vegas, Nevada 89119


  with a copy to:

     Donald J. Stoecklein
     Sperry Young & Stoecklein
     1850 East Flamingo Rd. Suite 111
     Las Vegas, Nevada 89119
     (702) 792-2590
     (702) 794-0744

  if to IBI:

     INTERNATIONAL BRANDS, INC.
     7729 Othello Avenue
     San Diego CA 92111
     (858) 292-3380

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     Section 7.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of law thereof.

     Section 7.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 7.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Sections 4.9 and 4.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section  7.8. Certain Definitions. For the purposes of this
Agreement,the term:

     (a)  "affiliate" means (except as otherwise provided in Sections
2.19, 3.19 and 4.13) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

     (b) "business day" means any day other than a day on which Nasdaq is closed;

     (c) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

     (d) "knowledge'' or "known'' means, with respect to any matter in question, if an executive officer of IBI or TSC or its subsidiaries, as the case may be, has actual knowledge of such matter;

     (e) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity; and

     (f) "subsidiary" or "subsidiaries" of IBI, TSC or any other person, means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which IBI, TSC or any such other person, as the case may be (either alone or through or together with any other subsidiary),owns,directly or indirectly,50% or more of the capital stock, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     Section 7.9. Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of IBI, TSC or Newco or any officer, director, employee, agent, representative or investor of any party hereto.


     Section 7.10. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that,if a party hereto is entitled to receive any payment or reimbursement of expenses pursuant to Sections 6.3(a), (b) or (c), it shall not be entitled to specific performance to compel the consummation of the Merger.

     Section 7.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.



In Witness Whereof, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.
                                   IBI Coporation


                                   By:/s/ Steven Zubkis
                                    Name: Steven Zubkis
                                    Title:  President

                                   Tele Special.Co,.


                                   By:/s Anthony DeMint
                                    Name: Anthony N. DeMint
                                    Title:  President


                          IBI DISCLOSURE SCHEDULE
Schedule 2.1   Organization                  See Amended Articles/Bylaws

Schedule 2.6   Consents & Approvals          None Provided

Schedule 2.7   No Default                    Not Applicable

Schedule 2.8   No Undisclosed Liability      None Exist

Schedule 2.9   Litigation                    None Exist

Schedule 2.10  Compliance with Applicable Law     None

Schedule 2.11 Employee Benefit Plans         None Provided

Schedule 2.12 Environmental Laws and Regs    Not Applicable

Schedule 2.13 Tax Matters                    None Exist

Schedule 2.14 Title to Property              None Exist

Schedule 2.15 Intellectual Property               None Exist

Schedule 2.16 Insurance                      None Exist

Schedule 2.17  Vote Required                 None Required

Schedule 2.18 Tax Treatment                  Not Applicable

Schedule 2.19 Affiliates                     None Provided

Schedule 2.20 Certain Business Practices          None Exist

Schedule 2.21 Insider Interest                    None Exist

Schedule 2.22 Opinion of Financial Adviser        Waived - None Exist

Schedule 2.23 Broker                         None Exist

Schedule 4.1 Conduct of Business             None Provided



                          TSC DISCLOSURE SCHEDULE

Schedule 3.2(b) Subsidiary Stock             None Exist

Schedule 3.2(c) Capital Stock Rights        None Exist other than as in Articles

Schedule 3.2(d) Securities conversions       None Exist

Schedule 3.2 (f) Subsidiaries                None Exist

Schedule 3.6   Consents & Approvals          Provided

Schedule 3.7   No Default                    Not Applicable

Schedule 3.8   No Undisclosed Liability      None Exist

Schedule 3.9   Litigation                    None Exist

Schedule  3.10   Compliance with Applicable Law     Not Applicable  -
                                                full disclosed in 10KSB

Schedule  3.11  Employee Benefit Plans   Section 3.11(c)No Options Exist

                                         Section 3.11(e) No Agreements Exist

Schedule 3.12 Environmental Laws and Regs    Not Applicable

Schedule 3.13 Tax Matters                    None Exist

Schedule 3.14 Title to Property              None Exist

Schedule 3.15(b) Intellectual Property       None Exist

Schedule 3.16 Insurance                       None Exist

Schedule  3.17   Vote  Required              See  Shareholder
                                             Meeting Certificate

Schedule 3.18 Tax Treatment                  Not Applicable

Schedule 3.19 Affiliates                      None Exist

Schedule 3.20 Certain Business Practices          None Exist

Schedule 3.21 Insider Interest                    None Exist

Schedule 3.22 Opinion of Financial Adviser        Waived - None Exist

Schedule 2.23 Broker                             None Exist

Schedule  4.2  Conduct  of  Business              See  Amended  &
                                                 Restated Articles